UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Section 240.14a-12

H. J. Heinz Company

(Name of Registrant as Specified In Its Charter)

Trian Partners GP, L.P.

Trian Partners General Partner, LLC

Trian Partners, L.P.

Trian Partners Master Fund, L.P.

Trian Partners Master Fund (Non-ERISA), L.P.

Trian Partners Parallel Fund I, L.P.

Trian Partners Parallel Fund I General Partner, LLC

Trian Partners Parallel Fund II, L.P.

Trian Partners Parallel Fund II GP, L.P.

Trian Partners Parallel Fund II General Partner, LLC

Trian SPV (SUB) I, L.P.

Trian Fund Management, L.P.

Trian Fund Management GP, LLC

Nelson Peltz

Peter W. May

Edward P. Garden

Castlerigg Master Investments Ltd.

Sandell Asset Management Corp.

Castlerigg International Limited

Castlerigg International Holdings Limited

Thomas E. Sandell

Gregory J. Norman

Peter H. Rothschild

Michael F. Weinstein

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 1, 2006, Trian Fund Management, L.P. issued a press release, a copy of which is filed herewith as Exhibit 1. The press release was also posted to http://www.enhanceheinz.com.

On June 1, 2006, the following information was added to the timeline contained on such website:

“06/01/2006 Trian issues a press release commenting on Heinz restructuring plan and reiterating intention to seek Board representation on behalf of all Heinz shareholders.”

“06/01/2006 Heinz issues a press release detailing its sixth restructuring plan since 1997.”

On June 1, 2006, the table entitled “Table 2: Change in Financial Performance Since 1998” was revised on the “Spotlight on Heinz” section of such website to reflect information disclosed on June 1, 2006 by H. J. Heinz Company. A copy of the revised table and new endnote xiv thereto are filed herewith as Exhibit 2. Subsequent endnotes were renumbered accordingly.

On June 1, 2006, Trian Fund Management, L.P. issued the following statement: “This is the sixth plan Heinz has announced since 1997, including one only eight months ago, which taken together have delivered little, if any, value to Heinz shareholders. We applaud Heinz for adopting the key elements of Trian’s Action Plan -- cutting SG&A expenses, reducing deals and allowances, increasing investment in key brands, increasing share repurchases and a higher dividend payout. The only major difference is that the Heinz plan sets lower performance goals. Heinz is taking half steps in the right direction but sets the bar too low – and needs to be held accountable by its shareholders for better execution.”

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY TRIAN FUND MANAGEMENT, L.P., SANDELL ASSET MANAGEMENT CORP. AND CERTAIN OF THEIR RESPECTIVE AFFILIATES AND NOMINEES (COLLECTIVELY, THE “PARTICIPANTS”) FROM THE SHAREHOLDERS OF H. J. HEINZ COMPANY FOR USE AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS OF H. J. HEINZ COMPANY WHEN AND IF THEY ARE AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. WHEN AND IF COMPLETED, A DEFINITIVE PROXY STATEMENT AND FORM OF PROXY WILL BE MAILED TO SHAREHOLDERS OF H. J. HEINZ COMPANY AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING INNISFREE M&A INCORPORATED BY TELEPHONE AT 877-456-3442 OR BY E-MAIL AT INFO@INNISFREEMA.COM. INFORMATION RELATING TO THE PARTICIPANTS IS CONTAINED IN THE SCHEDULE 14A FILED BY TRIAN FUND MANAGEMENT, L.P. WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 23, 2006.